UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 12, 2005, The PMI Group, Inc. (“PMI”) entered into (i) an Option Agreement (the “Option Agreement”) with Credit Suisse First Boston (USA), Inc. (“CSFB”), SPS Holding Corp. (“SPS”), FSA Portfolio Management Inc. (“FSA”) and Greenrange Partners LLC (“Greenrange”) and (ii) a Contingent Payment Agreement (the “Contingent Payment Agreement”) with CSFB, Greenrange, FSA and Select Portfolio Servicing, Inc.

The Option Agreement grants CSFB the option to purchase all of the outstanding capital stock of SPS from PMI, FSA and Greenrange. On August 12, 2005, CSFB exercised such option. The transaction is subject to the satisfaction of certain closing conditions, including obtaining approvals from a number of state regulators.

Under the terms of the transaction, PMI expects to receive an estimated cash payment of approximately $102 million at the closing and payments from certain mortgage servicing rights. The Contingent Payment Agreement generally provides that PMI will receive additional monthly cash payments through the first quarter of 2008 from a residual interest in mortgage servicing assets that have an estimated book value at closing of approximately $18 million. Under the terms of the Option Agreement, PMI, FSA and Greenrange will indemnify CSFB for certain liabilities relating to SPS’s operations, including litigation and regulatory actions, and this indemnification obligation may potentially reduce the proceeds that PMI receives from the sale. Total expected proceeds from the sale of SPS are in excess of PMI’s current carrying value and, accordingly, PMI does not expect to recognize an impairment charge as a result of the sale.

In conjunction with the sale, PMI expects to receive repayment of its related party receivable at closing from SPS. The repayment amount of any outstanding balance on the related party receivable will be in addition to the estimated $102 million discussed above.

Copies of the Option Agreement and the Contingent Payment Agreement have been filed as exhibits to this Form 8-K. For additional information about PMI’s investment in, and relationship with, SPS and Select Portfolio Servicing, Inc., please see PMI’s Annual Report on Form 10-K for the year ended December 31, 2004 and PMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

Cautionary Statement: Statements in this report that are not historical facts or that relate to future plans, events or performance are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking-statements include PMI’s expectations concerning the amount of cash it will receive at closing and as a result of the residual interest in mortgage servicing assets as well as PMI’s statement that it will not recognize an impairment charge as a result of the sale. There can be no assurance that the sale of SPS will be consummated on the terms set forth above or at all. Many factors could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements, including the inability to satisfy all required transaction closing conditions, reductions in the book value of SPS prior to closing and the payment of material amounts pursuant to indemnification provisions contained in the definitive agreements. Risks and uncertainties are discussed in PMI’s SEC filings, including its Form 10-K for the year ended December 31, 2004. PMI undertakes no obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Option Agreement, dated as of August 12, 2005, among SPS Holding Corp., Credit Suisse First Boston (USA), Inc., The PMI Group, Inc., FSA Portfolio Management Inc. and Greenrange Partners LLC.

10.2	Contingent Payment Agreement, dated as of August 12, 2005, among Select Portfolio Servicing, Inc., Credit Suisse First Boston (USA), Inc., The PMI Group, Inc., FSA Portfolio Management Inc. and Greenrange Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: August 16, 2005	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President and Chief Financial Officer

Dated: August 16, 2005	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Option Agreement, dated as of August 12, 2005, among SPS Holding Corp., Credit Suisse First Boston (USA), Inc., The PMI Group, Inc., FSA Portfolio Management Inc. and Greenrange Partners LLC.

10.2	Contingent Payment Agreement, dated as of August 12, 2005, among Select Portfolio Servicing, Inc., Credit Suisse First Boston (USA), Inc., The PMI Group, Inc., FSA Portfolio Management Inc. and Greenrange Partners LLC.